Exhibit 99.1

BridgeBio Pharma, Inc. Reports Second Quarter 2020 Financial Results and Business Update

-Initiated four clinical trials, progressed its additional 11 ongoing clinical trials and submitted three INDs to FDA since the beginning of 2020

-Strategic collaboration with Perceptive Advisors-founded company LianBio expands

BridgeBio’s global reach into China

-Ended quarter with $840.9 million in cash, cash equivalents and marketable securities

SAN FRANCISCO, AUGUST 11, 2020 – BridgeBio Pharma, Inc. (Nasdaq: BBIO), a clinical-stage biopharmaceutical company focused on genetic diseases and cancers with clear genetic drivers, today reported its financial results for the second quarter ending June 30, 2020 and provided an update on the company’s operations.

Since the beginning of 2020, BridgeBio has initiated four company-sponsored clinical trials, progressed its additional 11 ongoing clinical trials, submitted three Investigational New Drug (IND) applications to the U.S. Food and Drug Administration (FDA), and completed the rolling submission of its first New Drug Application (NDA) with the FDA. During the quarter, BridgeBio strengthened its corporate governance by adding three world-class independent directors to its board. In addition, it recently entered into a partnership with Perceptive Advisors-founded company LianBio, expanding BridgeBio’s global reach into China.

BridgeBio remains on track with each of its four core value drivers - acoramidis (formerly AG10, TTR stabilizer) for ATTR cardiomyopathy, low-dose infigratinib (FGFRi) for achondroplasia, AAV5 gene therapy for congenital adrenal hyperplasia (CAH), and encaleret (CaSRi) for autosomal dominant hypocalcemia type 1 (ADH1) - and the company believes it is adequately financed through key readouts for each of these programs. Notably, BridgeBio dosed the first child in its Phase 2 clinical trial of infigratinib in achondroplasia in July.

The strategic collaboration with LianBio will initially focus on targeted oncology. BridgeBio’s near-term economics includes a total of $26.5 million in upfront and milestone payments. BridgeBio will additionally receive up to $505 million in future milestone payments, tiered royalty payments ranging from single- to double-digits and increase its equity interest via investment in LianBio. BridgeBio CEO Neil Kumar has also been appointed to the LianBio board of directors.

Across the company, BridgeBio’s drug engineering platform continues to deliver. Strengthening its ability to discover new targets, it established collaboration agreements with Johns Hopkins University and University of Florida and continues to assess a wide variety of new programs in the genetic disease space. BridgeBio’s pre-clinical platform has expanded to include additional modalities such as antisense oligonucleotides and deepened expertise in critical areas such as molecular modeling and novel statistical approaches to genetics. Its clinical platform has grown and now encompasses more than 350 trial sites in over 25 countries.

“On a risk-adjusted basis we are in a great position to produce meaningful medicines for patients and meaningful returns to investors over the next 18 to 24 months. This is exemplified by our disease-modifying, first or best-in-class therapeutic candidates for ATTR, achondroplasia, ADH1, and CAH. We intend to deliver on this goal by expanding our industry-leading target identification and research engine and global clinical development infrastructure, and look forward to delivering our medicines, once approved, to patients through our growing commercial organization,” said BridgeBio CEO and founder Neil Kumar, Ph.D.

Recent pipeline progress and corporate updates:

•	Low-dose infigratinib – Selective FGFR inhibitor for achondroplasia: Dosed first child in the Phase 2 clinical program (PROPEL 2) (NCT04265651).

•	BBP-418 – Glycosylation substrate pro-drug for LGMD2i: Dosed first subject in Phase 1 clinical trial in healthy volunteers.

•

Expansion into China through partnership with LianBio: BridgeBio entered into a strategic collaboration with Perceptive Advisors-founded LianBio, expanding its reach into China and other major Asian markets. The initial focus of the collaboration will be targeted oncology. Under the terms of the agreements, LianBio receives commercial rights in China and selected Asian markets and will participate in clinical development activities for BridgeBio’s Phase 3 FGFR inhibitor infigratinib and Phase 1-ready SHP2 inhibitor BBP-398. BridgeBio’s near-term economics includes a total of $26.5 million in upfront and milestone payments. BridgeBio will additionally receive up to $505 million in future milestone payments, tiered royalty payments ranging from single- to double-digits and increase its equity interest via investment in LianBio. BridgeBio CEO Neil Kumar has also been appointed to the LianBio board of directors.

•	Three new independent directors added to BridgeBio’s board:

•	Brent Saunders, former Allergan CEO and biopharma deal-maker

•	Randy Scott, Ph.D., genomics pioneer and entrepreneur

•	Andrew Lo, Ph.D., renowned economist and BridgeBio co-founder

•	New academic partnerships: Established collaboration agreements with Johns Hopkins University and University of Florida to accelerate the development of new medicines in genetically driven diseases.

•

BridgeBio Pharma R&D Day: BridgeBio will hold a virtual R&D Day on Tuesday, Sept. 29, 2020 from 8:30 am ET – noon. The event will be webcast, with a link available on the event calendar at https://investor.bridgebio.com/.

Major milestones anticipated over the next 18-24 months for BridgeBio’s four core value drivers:

•

Acoramidis (formerly AG10) – TTR stabilizer for ATTR: Remain on track to complete enrollment in the Phase 3 ATTRibute-CM study in ATTR cardiomyopathy (ATTR-CM) in the first half of 2021, with topline data expected in the first half of 2022. Acoramidis is a potentially best in class TTR stabilizer for ATTR-CM, a large and growing disease affecting >400K patients globally, and one of the first drug candidates to arise from BridgeBio’s drug engineering platform.

•

Low-dose infigratinib – FGFR1-3 inhibitor for achondroplasia: Remain on track to report initial data from the ongoing Phase 2 dose ranging study by YE2021. Achondroplasia is the most common form of genetic short stature and one of the most commonly-known genetic diseases, with >55K cases in the US and EU. Low-dose infigratinib is the only known therapy in development for achondroplasia that targets the disease at its genetic source and the only orally administered product candidate in clinical stage development.

•

Encaleret – CaSR antagonist for Autosomal Dominant Hypocalcemia Type 1 (ADH1): Remain on track to initiate the planned Phase 2 study in 2020, with potential proof-of-concept data available in 2021. If the development program is successful, encaleret would be the first approved therapy for ADH1, a condition caused by gain of function variants in the calcium-sensing receptor gene estimated to be carried by 12k individuals in the US.

•

BBP-631 – AAV5 gene therapy candidate for congenital adrenal hyperplasia (CAH): IND-enabling studies for AAV gene therapy proceeding. Remain on track to initiate a first in human Phase 1/2 study and report initial data in 2021. CAH is one of the most prevalent genetic diseases thought to be addressable with AAV gene therapy, with >75K cases in the US and EU.

Second quarter 2020 financial results:

Cash, Cash Equivalents and Marketable Securities

Cash, cash equivalents and marketable securities, excluding restricted cash, totaled $840.9 million as of June 30, 2020 compared to $577.1 million at December 31, 2019. The net change in cash balance of $263.8 million reflects $537.0 million in net proceeds received from the issuance of our 2.50% Convertible Senior Notes due 2027, $24.1 million in net proceeds received from Eidos’ at-the-market issuance of shares, offset by payment of $75.0 million to repurchase BridgeBio shares, $49.3 million payment related to capped call option and the remaining payment of $173.0 million primarily related to operating expenses.

Operating Expenses

Operating expenses for the second quarter and first half of 2020 were $124.6 million and $227.1 million, as compared to $69.3 million and $133.1 million, respectively, for the same periods in the prior year. The increases in operating expenses of $55.2 million and $94.0 million during the periods were attributable to the increase in external-related costs and increase in headcount to support the progression in our research and development programs, including our increasing research pipelines, and overall growth of our operations.

Our research and development expenses have not been significantly impacted by the global outbreak of COVID-19 for the periods presented. While we have experienced some initial delays in certain of our clinical enrollment and trial commencement activities, we continue to adapt in this unprecedented time to enable alternative site, telehealth and home visits, at home drug delivery, as well as mitigation strategies with our contract manufacturing organizations. The longer-term impact of COVID-19 on our operating expenses is currently unknown.

BRIDGEBIO PHARMA, INC.

Condensed Consolidated Statements of Operations

(in thousands, except shares and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Operating expenses:
Research and development	$86,598	$52,331	$154,823	$97,184
General and administrative	37,969	16,987	72,231	35,886

Total operating expenses	124,567	69,318	227,054	133,070

Loss from operations	(124,567)	(69,318)	(227,054)	(133,070)
Other income (expense), net:
Interest income	934	1,662	2,875	3,769
Interest expense	(10,754)	(1,941)	(14,764)	(3,612)
Share in net loss of equity method investments	—	(4,956)	—	(9,555)
Other income (expense)	(1,827)	219	(1,353)	(1,302)

Total other income (expense), net	(11,647)	(5,016)	(13,242)	(10,700)

Net loss	(136,214)	(74,334)	(240,296)	(143,770)
Net loss attributable to redeemable convertible noncontrolling interests and noncontrolling interests	15,180	8,370	27,412	16,621

Net loss attributable to common stockholders of BridgeBio	$(121,034)	$(65,964)	$(212,884)	$(127,149)

Net loss per share, basic and diluted	$(1.03)	$(0.71)	$(1.81)	$(1.37)

Weighted-average shares used in computing net loss per share, basic and diluted	117,012,062	92,893,303	117,407,750	92,613,243

BRIDGEBIO PHARMA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2020	December 31, 2019
Assets	(Unaudited)	(1)
Cash and cash equivalents and marketable securities (2)	$840,939	$577,137
Prepaid expenses and other current assets	20,996	22,629
Property and equipment, net	15,573	5,625
Operating lease right-of-use assets	10,465	—
Other assets	17,254	26,288

Total assets	$905,227	$631,679

Liabilities, Redeemable Convertible Noncontrolling Interests and Stockholders’ Equity
Accounts payable	$12,835	$8,852
Accrued liabilities	70,902	39,455
LEO call option liability	5,276	4,078
Operating lease liabilities	12,744	—
Build-to-suit lease obligation	—	8,000
Term loans	92,908	91,791
2027 Notes	373,651	—
Other liabilities	9,399	3,527
Redeemable convertible noncontrolling interests	1,906	2,243
Total BridgeBio stockholders’ equity	265,759	408,454
Noncontrolling interests	59,847	65,279

Total liabilities, redeemable convertible noncontrolling interests and stockholders’ equity	$905,227	$631,679

(1)	The condensed consolidated balance sheet as of December 31, 2019 is derived from the audited consolidated financial statements as of that date.
(2)	December 31, 2019 amounts include long-term marketable securities of $31.1 million.

About BridgeBio Pharma, Inc.

BridgeBio is a team of experienced drug discoverers, developers and innovators working to create life-altering medicines that target well-characterized genetic diseases at their source. BridgeBio was founded in 2015 to identify and advance transformative medicines to treat patients who suffer from Mendelian diseases, which are diseases that arise from defects in a single gene, and cancers with clear genetic drivers. BridgeBio’s pipeline of over 20 development programs includes product candidates ranging from early discovery to late-stage development. For more information visit bridgebio.com

BridgeBio Pharma Forward Looking Statements

This press release contains forward-looking statements. Statements we make in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements, including statements relating to expectations, plans and prospects regarding the preclinical and clinical development plans, clinical trial designs, clinical and therapeutic potential, and strategy of BridgeBio’s product candidates, including, but not limited to, the unknown future impact of the COVID-19 pandemic delay on certain clinical trial milestones and/or BridgeBio’s operations or operating expenses, the number of potential medicines in our portfolio, our ability to enroll our trials, including completing enrollment in the Phase 3 ATTRibute-CM study of acoramidis (formerly AG10, TTR stabilizer) for ATTR cardiomyopathy and the availability of topline data, our ability to continue enrolling the ongoing PROPEL 2 trial of low-dose infigratinib (FGFRi) for achondroplasia, the success of our Phase 1 clinical trial in healthy volunteers for BBP-418 Glycosylation substrate pro-drug for LGMD2i, our plans to commence the Phase 1/2 study of AAV5 gene therapy for congenital adrenal hyperplasia (CAH), our plans to commence the Phase 2 study in 2020 in encaleret (CaSRi) for autosomal dominant hypocalcemia type 1 (ADH1), the success of our strategic partnership with LianBio and our other collaboration agreements with various academic institutions, our ability to produce meaningful medicines, our expected runway for cash, cash equivalents and marketable securities, and the timing of these events, including the anticipated receipt of future milestone and/or royalty payments from LianBio, reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, the success of clinical trials, regulatory filings, approvals and/or sales, including those of infigratinib and BBP-398 in China and other major Asian markets, potential adverse impacts due to the global COVID-19 pandemic such as delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy and those risks set forth in the Risk Factors section of our most recent quarterly or annual periodic report filed with the SEC and our other SEC filings. Moreover, BridgeBio operates in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of BridgeBio’s management as of the date of this release and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Grace Rauh

BridgeBio Pharma, Inc.

Grace.rauh@bridgebio.com

(917) 232-5478

Source: BridgeBio Pharma, Inc.